UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________
FORM 8-K
______________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event): June 9, 2021
______________________________________________________________________________
Cactus, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38390	35-2586106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 300
Houston, Texas 77024
(Address of principal executive offices)
(Zip Code)

(713) 626-8800
(Registrant’s telephone number, including area code)
______________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	WHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors (“Board”) of Cactus, Inc. (the “Company”) approved an increase in the number of directors on the Board from eight to nine and appointed Tym Tombar to fill the newly created vacancy resulting from the increase in the number of directors, effective as of July 1, 2021. Mr. Tombar was appointed as a Class I director, with an initial term expiring at the 2024 annual meeting of stockholders. In connection with his appointment to the Board, Mr. Tombar was appointed to serve on the audit committee and the compensation committee of the Board, bringing the size of each of those committees to five. The increase in the size of the Board, the election of Mr. Tombar to fill the newly created vacancy on the Board and Mr. Tombar’s appointment to the audit committee and the compensation committee were based upon the recommendation of the Company’s nominating and governance committee.

In connection with his appointment, the Board reviewed the independence of Mr. Tombar using the independence standards of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission and, based on this review, determined that Mr. Tombar is independent within the meaning of the applicable NYSE listing standards currently in effect and within the meaning of Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Tombar is a Co-Founder of Arcadius Capital Partners (“Arcadius”), an energy private equity firm as well as its predecessor, SW Capital Partners, that invests growth capital into start-ups and early-stage companies in the upstream oil and gas industry since 2011. From 2007 to 2011, he was a Managing Director and co-head of Scotiabank’s Energy Private Equity group. Since 2007, he has served on the boards of over 12 private oil and gas companies. Prior to April 2007, he was a Vice President with Goldman, Sachs & Co, and led deal teams through sourcing, execution, and management of a variety of primary market energy investments in securities and loans. Prior to that, he worked in Goldman’s Investment Banking Division in New York, London, and Houston, advised several upstream oil and gas, oilfield services and petrochemical clients and executed a variety of transactions for public and private oil and gas companies. Mr. Tombar began his career with Goldman in its Energy & Power Principal Investment Area and Banking Group based in New York in 1994. Mr. Tombar graduated with an M.B.A. from Stanford University’s Graduate School of Business and an A.B. degree in Applied Math from Harvard University. The Company believes Mr. Tombar’s qualifications to serve on the board include his executive leadership and 25 years of investment and finance experience in the energy industry.

The Company has entered into its standard form of indemnification agreement with Mr. Tombar. The form indemnification agreement was previously filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission on March 15, 2019 and is incorporated by reference herein.

Mr. Tombar was not appointed pursuant to any arrangement or understanding with any other person and there are no family relationships between Mr. Tombar and the other directors or executives of the Company. There are no transactions in which Mr. Tombar has an interest requiring disclosure on the part of the Company under Item 404(a) of Regulation S-K promulgated under the Exchange Act.

As a non-employee director, Mr. Tombar will be entitled to receive an annual cash retainer of $80,000 per year, payable quarterly in arrears, as well as annual equity-based compensation with an aggregate grant date value of $100,000. As a member of the Company’s audit committee and compensation committee, Mr. Tombar will also receive additional cash retainers totaling $15,000 per year. Each member of the Board is entitled to be reimbursed for out-of-pocket expenses incurred in connection with attending Board and committee meetings. On July 1, 2021, in connection with his appointment to the Board, Mr. Tombar will receive an award of restricted stock units with a grant date value of $100,000.

A copy of the press release announcing the appointment of Mr. Tombar is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222540) filed with the Commission on January 12, 2018).

99.1	Press Release of Cactus, Inc. dated June 10, 2021 relating to appointment of director.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cactus, Inc.

June 10, 2021	By:	/s/ David Isaac
Date	Name:	David Isaac
	Title:	General Counsel, Vice President of Administration and Secretary

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